UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

FingerMotion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-196503	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit A, 19/F, Times Media Centre 133 Wan Chai Road, Wan Chai, Hong Kong
(Address of Principal Executive Offices)

-

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement and Subscriptions

Effective July 13, 2017 (the “Closing Date”), Finger Motion, Inc., formerly Property Management Corporation of America (the “Company”) entered into that certain Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Finger Motion Company Limited, a Hong Kong corporation (“FMCL”) and certain shareholders of FMCL (the “FMCL Shareholders”). Pursuant to the Share Exchange Agreement, the Company agreed to exchange the outstanding equity stock of FMCL held by the FMCL Shareholders for shares of common stock of the Company. At the Closing Date, the Company issued approximately 12,000,000 shares of common stock to the FMCL shareholders. In addition, the Company issued 200,000 shares to Kline Law Group PC, up to 400,000 additional shares to other consultants in connection with the transactions contemplated by the Share Exchange Agreement, and up to 2,562,500 additional shares to accredited investors. As of the date of the filing of this Current Report on Form 8-K, the holders of all of the equity securities of FMCL have exchanged their shares into a majority of the shares of the issued and outstanding shares of the Company’s common stock.

As a result of the Share Exchange Agreement and the other transactions contemplated thereunder, FMCL is now a wholly owned subsidiary of the Company.

The above description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, which is attached here to as Exhibit 2.1 to this Current Report on Form 8-K.

Cancellation of Series A Preferred Stock

In connection with the consummation of the transactions contemplated by the Share Exchange Agreement, the holders of an aggregate of 100,000 shares of the Company’s Series A Preferred Stock, which is all of the issued and outstanding Series A Preferred Stock, agreed to cancel such shares. All of the shares of Series A Preferred Stock authorized by the Company’s charter are now available for issuance by the board of directors pursuant to the terms of the charter.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 above, effective July 13, 2016, the Company entered into a Share Exchange Agreement which resulted in FMCL becoming our majority-owned subsidiary.

FMCL, a Hong King corporation, was formed in April 6, 2016. The Company is an information technology company which specialize in operating and publishing mobile games.

The Video Game industry covers multiple sectors and is currently experiencing a move away from physical games towards digital software. Advances in technology and streaming now allow users to download games rather than visiting retailers. Video game publishers are expanding their direct to consumer channels with mobile gaming current growth leader, and eSports and virtual reality gaining momentum as the next big sectors. This is the business focus for FMCL.

Currently, FMCL have secured a strategic alliance with Games Development Studio in China to design and develop games for the Company. As of to date, we have 3 games licenses and more to be ready within the year. Our licenses covers worldwide distribution rights (except China). The two current games are Action Role Playing Games ("ARPG") and the other is Simulated Life Game (SLG).

Dragon Samurai is the title of one of the ARPG game that will be launch within the next 2 months. The story line is set in a Medieval period where Dragons reign supreme. The game's 3D landscape and large scale system provide great visual to players. This game was created using a 3D "real simulation" module and players will be able to see it on the game's background, battlefield, city, character equipment and weapons. Fill with exciting multi social tournament Player versus Environment (PVE) and Player to Player (PVP) challenges in the game makes stickiness of the gamers. There are 4 classes to choose, Vanguard, Roque, Samurai & Seer. Regardless of the class, you will be able to overcome challenges and quests as long as you enhance your character's combat capability. There are countless ways of boosting your battle power including artifacts, companions, wings and more.

Pirate Kingdom is an SLG game which embark on the newest epic pirate strategy adventure. This game allows gamers to lead their crew into a grand battle of pirates, monsters and players from around the globe in the most addicting, interactive strategy game. Assemble your heroes, power up your crew and anchor your warships away. While you're at it, start your tactical naval warfare, take over hundreds of islands and discover hidden loots along the sail. With many new game features and in multiple language available, this game is expected to be a hit and most addictive for casual gamers around the globe.

Three Kingdom - This is an ARPG game based on the book written by the traditional folk artist combine with the reference of ancient history documents. The game has a grand world with vivid characters and story that brings the best story of three kingdoms to players. The game have many new features which is unique with other APRG games and will be the key selling point for the product. Players that knows the 3 kingdom storyline will surely be appreciating better to enjoy this new experience.

FMCL will progressively launche these games within the next 6 months and will be targeting worldwide markets. All of these games are played in mobile and will be marketed by our own team. Our team have many experience in this space from marketing to product operations. The team will also be working very closely with the development team to suggest changes and even provide new requirements to ensure the success of the product as our team are experience in the game and culture of each of the territories we are targeting.

FMCL’s Management Team consists of:

Mr Leong Yew Poh, Chairman

Mr. Leong, 62, graduated from the University of Auckland with a Masters Degree, Accounting and Finance. Mr. Leong started his career as an auditor with McCormack & Dodge Inc. in 1988. In 1990, the company acquired Management Science America Inc. and was renamed as Dun & Bradstreet Software. McCormack and Dodge and Dun & Bradstreet Software are subsidiaries of Dun & Bradstreet Inc. In 1997, Geac Computers, which is based in Toronto, Canada, purchased Dun & Bradstreet Software. Mr. Leong was responsible for growing the company from 15 employees to over 250 employees in Singapore, Malaysia, Thailand, Philippines, Indonesia, Hong Kong, Beijing and Shanghai. He was Regional director in 1988 before he was promoted to Managing Director-Asia in 1995. Mr. Leong then joined Keppel T&T as the Director of Strategic Project before joining as Group CEO at Radiance Hospitality Group. In Keppel, he is responsible for the e-business in the group. Keppel T&T is diverse group that have interest in transportation, telecommunications and IT services. The company is listed in the Singapore Stock Exchange. The e-business businesses includes provision of business information via the setting up of credit bureau in Thailand and Malaysia, setting up and operating data centers in Singapore, Malaysia, Thailand and Philippines, operating of call centers in Singapore and Malaysia, provision of application solutions for local government, IT infrastructure, transportation and education.

Mr Lee Shiuan Jung (Snow), COO

Snow Lee, 42, founded Phoenix Digital Entertainment last year. As the COO of FMCL, Mr. Lee is responsible for

Taiwan, Hong Kong and Macau operations intially. He will manage the overseas operations in the future for games secured under Finger Motion. Mr. Lee will lead the team to perform both online and offline advertising, operation and maintenance of products , customer service, overseas business , IP licensing and other upcoming projects. Before founding Pheonix, Mr. Lee was in this industry since 2009.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms of the Share Exchange Agreement, the Company shall issue up to 12,000,000 shares of the Company’s common stock in exchange for approximately 1,000_shares of HK$1per share of ordinary shares of FMCL, and an additional approximately 3,162,500 as shares to consultants and accredited investors.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.01 Changes in Control of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As more fully described in Item 1.01 above, the Company issued approximately 12,000,000 Shares of the Company’s common stock to the FMCL Shareholders in exchange for up to approximately 1,000 of the issued and outstanding shares of the ordinary shares of FMCL, together with shares issuable upon exercise of options, which constitutes approximately 67% percent of the currently issued and outstanding shares of the Company’s common stock after the transactions described herein. In addition, upon such issuance, the holders of an aggregate of 100,000 shares of the Company’s Series A Preferred Stock, which is all of the issued and outstanding Series A Preferred Stock, agreed to cancel such shares. As a result of the transactions described herein, there was no change of control in the Company, as the three holders of the Series A Preferred Stock, Cheong Chee Ming, Cheong Liong Foong and Liew Siew Chin, who obtained voting control of the Company as a result thereof, are also the recipients of a majority of the shares issuable under the Share Exchange Agreement, and they thereby maintain voting control of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

This Current Report on Form 8-K will be supplemented by amendment to provide the required financial statements not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

This Current Report on Form 8-K will be supplemented by amendment to provide the required pro forma financial information not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

 (d) Exhibits.

Exhibit No.	Description

2.1	Form of Share Exchange Agreement, effective as of July 13, 2017, by and among FingerMotion, Inc., Finger Motion Company Limited and stakeholders of Finger Motion Company Limited.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FingerMotion, Inc.

Date: July 13, 2017	By:	/s/ Wong H’Sien Loong
Name: Wong H’Sien Loong
Title: Chief Executive Officer